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SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /	Preliminary Proxy Statement
/ /	Confidential, For Use of the Commission Only (as Permited by Rule 14a-6(e)(2))
/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

PROTECTIVE LIFE CORPORATION

(Name of Registrant as Specified in Its Charter)

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/x/	No fee required.
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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

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/ /	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number; or the form or schedule and the date of its filing.
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                        March 30, 2001

Dear Share Owners:

      It is my pleasure to invite you to Protective's Annual Meeting of Share Owners. We will hold the meeting on Monday, May 7, 2001 at 10:00 a.m., CDT, at our Executive Offices in Birmingham, Alabama. In addition to considering the matters described in the Proxy Statement, we will review the major developments since our last Share Owners' Meeting.

      This booklet includes the Notice of Annual Meeting and the Proxy Statement. The Proxy Statement describes the business that we will conduct at the meeting and provides information about Protective. Also enclosed is the Company's 2000 Annual Report to Share Owners.

      We hope that you will attend the meeting in person, but even if you are planning to come, we strongly encourage you to designate the Proxies named on the enclosed card to vote your shares. This will ensure that your Common Stock will be represented at the meeting. Please complete, date, sign and return your proxy as soon as possible so that the Company may be assured of the presence of a quorum at the Annual Meeting. A postage prepaid return envelope has been provided for your use. If you attend the meeting and prefer to vote in person, you may do so.

      We look forward to your participation.

                        Sincerely yours,

                        Drayton Nabers, Jr.
                        Chairman of the Board and
                        Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHARE OWNERS

Date:	Monday, May 7, 2001
Time:	10:00 a.m. CDT
Place:	Protective Life Corporation 2801 Highway 280 South Birmingham, Alabama 35223

Dear Share Owners:

      At the Annual Meeting, we will ask you to:

  •
  Elect 10 Directors

  •
  Ratify the appointment of PricewaterhouseCoopers LLP as the Company's Independent Accountants

  •
  Transact any other business that may be properly presented at the meeting or, if this meeting is postponed for any reason, at a subsequently reconvened 2001 Annual Meeting of Share Owners.

      If you were a share owner of record at the close of business on March 9, 2001, you may vote at the Annual Meeting.

      The Annual Meeting may be postponed without notice other than an announcement at the meeting, and any business for which this notice is given may be transacted at a subsequently reconvened 2001 Annual Meeting of Share Owners.

                        BY ORDER OF THE BOARD OF DIRECTORS

                        Deborah J. Long, Secretary

March 30, 2001

PROXY STATEMENT

Your vote is very important. For this reason, the Board of Directors is requesting that you allow your Common Stock to be represented at the Annual Meeting by the Proxies named in the enclosed proxy card. This Proxy Statement is being sent to you in connection with this request and has been prepared for the Board by our Management. "We," "our," "Protective" and "the Company" each refers to Protective Life Corporation. The Proxy Statement is first being sent to our share owners on or about March 30, 2001.

GENERAL INFORMATION ABOUT VOTING

Who Can Vote.  You are entitled to vote your Common Stock if our records show that you held shares as of March 9, 2001. At the close of business on March 9, 2001, a total of 68,528,795 shares of Common Stock were outstanding and entitled to vote. Each share of Common Stock has one vote. The enclosed proxy card shows the number of shares which you are entitled to vote.

Voting by Proxies.  If your Common Stock is held by a broker, bank or other nominee, you will receive instructions from them which you must follow in order to have your shares voted. If you hold your shares in your own name as a holder of record, you may instruct the Proxies how to vote your Common Stock by signing, dating and mailing the proxy card in the postage paid envelope which we have provided to you. Of course, you can always come in person to the meeting and vote your shares. If you mail in your proxy card, the Proxies will vote your shares in accordance with the instructions on the card. If you sign and return the proxy card without giving specific voting instructions, your shares will be voted as recommended by the Board of Directors. We have not received notice and are not now aware of any other matters to be presented except those described in this Proxy Statement. If any other matters not described in the Proxy Statement are presented at the meeting, the Proxies will use their own judgment to determine how to vote your shares. If the meeting is postponed, your Common Stock may be voted by the Proxies on the new meeting date as well, unless your have revoked your proxy instructions.

How You May Revoke Your Proxy Instructions.  If you give a proxy, you may revoke it at any time before it is exercised. To revoke your proxy instructions, you must send another proxy card with a later date, or notify the Secretary in writing before the Annual Meeting that you have revoked your proxy, or attend the meeting and vote your shares in person.

How Votes are Counted.  The Annual Meeting will be held if a quorum (a majority of the outstanding Common Stock entitled to vote) is represented at the meeting. If you have returned valid proxy instructions or if you attend the meeting in person, your Common Stock will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all of the matters introduced at the meeting.

"Broker Non-Votes" Also Count for Quorum Purposes.  If you hold your Common Stock through a broker, bank or other nominee, generally the nominee may only vote the Common Stock that it holds for you in accordance with your instructions. However, if it has not received your instructions within ten days of the meeting, the nominee may vote on matters which the New York Stock Exchange determines to be routine. If a nominee cannot vote on a particular matter because it is not routine, there is a "broker non-vote" on that matter. Broker non-votes will count for purposes of determining a quorum. We will not count broker non-votes as votes for or against any proposal.

Cost of This Proxy Solicitation.  We will pay the cost of the proxy solicitation. In addition to soliciting proxies by mail, we expect that a number of our employees will solicit share owners for the same type of proxy personally and by telephone. None of these employees will receive any additional or special compensation for doing this.

We have retained Corporate Investor Communications, Inc. to forward proxy materials to the beneficial owners of stock held of record by brokers, custodians, and other nominees. We will, upon request, reimburse brokers, custodians and other nominees for their expenses in sending proxy material to their principals and obtaining their proxies.

PROPOSAL 1: ELECTION OF DIRECTORS

Director Elaine L. Chao resigned from the Board of Directors on January 29, 2001, upon confirmation of her appointment as U. S. Secretary of Labor. Director Ronald L. Kuehn, Jr. will retire from the Board of Directors at the 2001 Annual Meeting. The entire Board of Directors, which on May 7, 2001 will consist of 10 members, will be elected at this Annual Meeting to hold office until the next Annual Meeting and the election of their successors.

Vote Required.  The affirmative vote of the holders of the majority of shares present or represented by proxy at the Annual Meeting and entitled to vote is required to elect directors. This means if you abstain from voting, it has the same effect as if you voted against the proposal.

Voting By the Proxies.  The Proxies will vote your Common Stock in accordance with your instructions. If you have not given specific instructions to the contrary, your Common Stock will be voted to approve the election of the nominees named in this Proxy Statement. Although we know of no reason why any of the nominees would not be able to serve, if any nominee is unavailable for election, the Proxies would vote your Common Stock to approve the election of any substitute nominee proposed by the Board of Directors. The Board may also choose to reduce the number of directors to be elected, as permitted by our By-laws.

Information About the Nominees

All of the nominees are currently directors. Each has agreed to be named in this Proxy Statement and to serve if elected. Messrs. Nabers and Johns are the only nominees that have any position or office with the Company or any subsidiary. Each of the nominees attended at least 75% of the meetings of the Board and the committees on which the nominee served during 2000. The following information was provided by the nominees as of the date of this Proxy Statement.

Name	Age	Principal Occupation and Directorships	Company Director Since

William J. Cabaniss, Jr.	62	Chairman of the Board and Chief Executive Officer of Precision Grinding, Inc. (steel processing) and, formerly, its President and Chief Executive Officer and its President; Director, Precision Grinding, Inc.	1974	(a)
Drayton Nabers, Jr.	60	Chairman of the Board and Chief Executive Officer of the Company and, formerly, its Chairman of the Board, President and Chief Executive Officer and its President and Chief Executive Officer; Director, Energen Corporation, National Bank of Commerce of Birmingham, Alabama National BanCorporation.(b)	1982

John J. McMahon, Jr.	58	Chairman of the Executive Committee of McWane, Inc. (pipe and valve manufacturing) and, formerly, its Chairman of the Board and its President; Director, Alabama National BanCorporation, National Bank of Commerce of Birmingham, John H. Harland Company.	1987
A. W. Dahlberg	60	Chairman of the Board of Mirant Corporation (formerly known as Southern Energy, Inc.) (electric utilities) and, formerly, Chairman of the Board and Chief Executive Officer of Southern Company (electric utilities) and, formerly, its Chairman of the Board, President and Chief Executive Officer; Director, Mirant Corporation, SunTrust Banks, Inc., and Equifax, Inc.	1987
James S. M. French	60	Chairman of the Board and Chief Executive Officer of Dunn Investment Company (materials, construction, and investment holding company) and, formerly, its Chairman of the Board, President and Chief Executive Officer; Director, Energen Corporation, Regions Financial Corporation, and Hilb, Rogal and Hamilton Company.	1996
Robert A. Yellowlees	62	Chairman of the Board of Global Payments Inc. (electronic payment services company) and Chairman of the Board of NDCHealth (health information network services company) (formerly National Data Corporation, an information services company of which he served as Chairman of the Board, President, and Chief Executive Officer until February 1, 2001); Director, Global Payments Inc. and NDCHealth	1996
John D. Johns	49	President and Chief Operating Officer of the Company and, formerly, its Executive Vice President and Chief Financial Officer; Director, Alabama National BanCorporation and John H. Harland Company.(b)	1997

Donald M. James	52	Chairman of the Board and Chief Executive Officer of Vulcan Materials Company (construction materials and chemicals), and, formerly, its President and Chief Executive Officer; Director, Vulcan Materials Company, SouthTrust Corporation and Southern Company.	1997
J. Gary Cooper	64	Chairman of the Board, Chief Executive Officer and co-founder of Commonwealth National Bank (banking and financial services); formerly, U.S. Ambassador to Jamaica (1994-1997); formerly, Senior Vice President, Volkert and Associates (engineering and architectural services) and formerly, its Vice President; Director, Commonwealth National Bank, GenCorp Inc. and USX Corporation.	1999
H. Corbin Day	63	Chairman of the Board of Jemison Investment Company, Inc. (diversified holding company and venture capital investment firm); Director, Hughes Supply, Inc. and European Investors Holding, Inc.	2000

(a)
with the exception of the period November 1988 - February 1992
(b)
also a director and/or current officer of each principal Company subsidiary

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF ALL 10 NOMINEES FOR DIRECTORS.

ABOUT THE BOARD OF DIRECTORS AND ITS COMMITTEES

The Board of Directors.  The Board of Directors oversees the business and affairs of Protective and monitors the performance of Management. In accordance with corporate governance principles, the Board does not involve itself in day-to-day operations. The directors keep themselves informed through reports from and discussions with the Chairman, the President and other key executives and, as necessary, the Company's outside advisors. The Board of Directors met five times in 2000.

The Committees of the Board.  To assist in carrying out its duties and responsibilities, the Board of Directors has an Audit Committee, Finance and Investments Committee, Compensation and Management Succession Committee, and a Board Structure and Nominating Committee, each composed of members of the Board of Directors. Each of the Committees reports its actions to the Board of Directors.

The following table describes the functions and current membership for each Committee, as well as the number of meetings held in 2000.

AUDIT COMMITTEE - 4 Meetings in 2000

Functions
Reviews internal controls, systems and procedures, accounting policies, and other items impacting the financial condition of the Company, including the Company's internal audit functions. It reviews the Company's audited consolidated financial statements with management and the Company's independent accountants before publication in the Annual Report to Share Owners and the Annual Report on Form 10-K; reviews and considers matters which may have a bearing upon continuing auditor independence; and recommends to the Board of Directors the selection of the independent auditors to examine the financial statements of the Company for the next year. It also reviews with the independent public accountants their audit procedures, management letters, and other significant aspects of the audit made by the independent public accountants. The report of the Audit Committee appears on page 19.

Members
James S. M. French, Chairman
William J. Cabaniss, Jr.
Donald M. James
J. Gary Cooper
H. Corbin Day

The members of the Audit Committee are independent as provided for in the listing standards of the New York Stock Exchange, Inc.
FINANCE AND INVESTMENTS COMMITTEE - 4 Meetings in 2000
Functions Reviews and acts upon financial and investment matters, including borrowing and lending transactions entered into by the Company and its subsidiaries.

Members
Ronald L. Kuehn, Jr., Chairman*
William J. Cabaniss, Jr.
Drayton Nabers, Jr.
John J. McMahon, Jr.
A. W. Dahlberg
James S. M. French
Robert A. Yellowlees
John D. Johns
Donald M. James
J. Gary Cooper
H. Corbin Day

*Retiring in May 2001

COMPENSATION AND MANAGEMENT SUCCESSION COMMITTEE - 1 Meeting in 2000

Functions
Has oversight and ultimate control of the compensation paid to officers and employees of the Company and its subsidiaries, whether by salary or under any of the Company's compensation plans. This Committee is also vested with the responsibility of recommending to the Company's Board of Directors a successor to the Chief Executive Officer whenever the need to name such a successor may arise.	Members John J. McMahon, Jr., Chairman A. W. Dahlberg Ronald L. Kuehn, Jr.* Robert A. Yellowlees *Retiring in May 2001
BOARD STRUCTURE AND NOMINATING COMMITTEE - 1 Meeting in 2000

Functions
Charged with the broad responsibility of reviewing and advising the Board of Directors on the functions and procedures of the Board of Directors and its Committees, the compensation of the directors for service on the Board of Directors and its Committees, and the selection and tenure of directors. The Committee will consider share owner recommendations for director nominees in accordance with the Company's By-laws. See "Other Information" on page 21.	Members A.W. Dahlberg, Chairman William J. Cabaniss, Jr. James S. M. French Drayton Nabers, Jr., ex officio John D. Johns, ex officio

DIRECTOR'S COMPENSATION

Goal.  Protective feels that it is in the best interest of the Company to tie director compensation to your interests as share owners. Therefore, a significant percentage of director compensation is paid in the form of Common Stock.

Fees.  Directors' fees, which are paid only to directors who are not Protective employees, are as set forth in the following table.

Director's Fee:	Amount:
Annual Board Membership Fee	$14,000 and 650 shares of Common Stock
Attendance Fee for Each Board Meeting
• Birmingham Directors	$1,500
• Non-Birmingham Directors	$2,600
General Attendance Fee for Each Committee Meeting	$1,200
Attendance Fee for the March Compensation and Management Succession Committee Meeting	$2,500

Directors who do not reside in Birmingham also receive a $150 fee as travel expense reimbursement for attendance at Committee meetings when travel to Birmingham is for the special purpose of attending the meeting. The current non-Birmingham directors are Messrs. Cooper, Dahlberg and Yellowlees.

Deferred Compensation Plan for Non-Employee Directors.  Each year non-employee directors may elect to defer until a specified date all or any portion of their cash and/or Common Stock compensation. A director's right to receive future payments under this deferred compensation plan is an unsecured claim against Protective's general assets. Cash amounts may be deferred into a common stock equivalent or an interest-bearing equivalent. Stock compensation may only be deferred as common stock equivalents. Amounts deferred into an interest-bearing equivalent under the plan are distributable in cash and amounts deferred as common stock equivalents are distributable in stock.

SECURITY OWNERSHIP OF DIRECTORS,
EXECUTIVE OFFICERS AND PRINCIPAL SHARE OWNERS

The following table shows the number of shares of Common Stock and common stock equivalents beneficially owned as of March 9, 2001 (unless otherwise noted) by (i) each current director, (ii) each of the executive officers named in the Summary Compensation Table, (iii) all current directors and executive officers of the Company as a group, and (iv) persons the Company believes to be the beneficial owners of 5% or more of the Company's Common Stock.

	Amount and Nature of Beneficial Ownership (1)
Name of Beneficial Owner	Sole Power		Shared Power (2)		Percent of Class (1)
William J. Cabaniss, Jr.	192,228		153,952		*
Drayton Nabers, Jr.	400,125	(3)	10,470		*
John J. McMahon, Jr.	13,893	(4)	77,938		*
A. W. Dahlberg	7,966	(4)	0		*
Ronald L. Kuehn, Jr.	10,336	(4)	0		*
James S. M. French	5,369		25,800	(5)	*
Robert A. Yellowlees	12,096	(4)	0		*
John D. Johns	98,790	(3)	4,200		*
Donald M. James	6,367	(4)	0		*
J. Gary Cooper	1,050		0		*
H. Corbin Day	11,884		34,000	(6)	*
R. Stephen Briggs	170,565	(3)	1,980		*
Jim E. Massengale	123,267	(3)	940		*
A. S. Williams III	99,910	(3)	0		*
All current directors and executive officers as a group (24 persons)	1,371,534	(3)(4)(7)	309,280	(2)(7)	2.7%
AmSouth Bancorporation	0		5,594,758	(8)	8.2	%(8)
Nicholas Company, Inc.	3,330,640	(9)	0		4.9	%(9)

*
less than one percent

NOTES TO SECURITY OWNERSHIP TABLE:

(1)
The number of shares reflected are shares which under applicable regulations of the Securities and Exchange Commission are deemed to be beneficially owned. Shares deemed to be beneficially owned, under such regulations, include shares as to which, directly or indirectly, through any contract, relationship, arrangement, understanding or otherwise, either voting power or investment power is held or shared. The total number of shares beneficially owned is subdivided, where applicable, into two categories: shares as to which voting/investment power is held solely and shares as to which voting/investment power is shared. The percentage calculation is based on the aggregate number of shares beneficially owned.

(2)
This column may include shares held in the name of a spouse, minor children, or certain other relatives sharing the same home as the director or officer; or held by the director or officer, or the spouse of the director or officer, as a trustee or as a custodian for children. Unless otherwise noted below, the directors and officers disclaim beneficial ownership of these shares.

(3)
The amounts reported include shares allocated to accounts under the Company's 401(k) and Stock Ownership Plan as follows: Mr. Nabers, 13,593 shares; Mr. Johns, 4,785 shares; Mr. Briggs, 29,831 shares; Mr. Massengale, 32,072 shares; Mr. Williams, 28,566 shares; and all executive officers as a group, 184,080 shares.

The amounts reported also include stock equivalents held by certain officers under the Company's Deferred Compensation Plan for Officers, entitling each such officer to receive upon distribution a share of Common Stock for each stock equivalent. The number of stock equivalents included are as follows: Mr. Nabers, 356,309; Mr. Johns, 89,605; Mr. Briggs, 125,065; Mr. Massengale, 78,220; Mr. Williams, 64,438; and all executive officers as a group, 1,001,746.

The reported amounts do not include the following stock appreciation rights ("SARs"): Mr. Nabers, 300,000 SARs; Mr. Johns, 200,000 SARs; Mr. Briggs, 40,000 SARs; Mr. Massengale, 50,000 SARs; Mr. Williams, 40,000 SARs; and all executive officers as a group, 765,000 SARs.

(4)
The amounts reported include stock equivalents held by certain directors under the Company's Deferred Compensation Plan for Directors Who Are Not Employees of the Company, entitling each such director to receive upon distribution a share of Common Stock for each stock equivalent. The number of stock equivalents included are as follows: Mr. McMahon, 13,893; Mr. Dahlberg, 2,738; Mr. Kuehn, 6,476; Mr. French, 3,869; Mr. Yellowlees, 9,096; Mr. James, 5,367; Mr. Day, 1,884; and all directors as a group, 43,323.

(5)
Includes 24,000 shares of Common Stock owned by Dunn Investment Company, of which Mr. French is Chairman of the Board and Chief Executive Officer.

(6)
Includes 5,000 shares of Common Stock owned by the Day Family Foundation, of which Mr. Day is a trustee, and 29,000 shares of Common Stock owned by Jemison Investment Company, of which Mr. Day is Chairman of the Board.

(7)
No officer or director owns any stock of any affiliate of the Company, with one exception. Mr. Schultz, as required by Louisiana law, owns 10 shares of stock in each of two Louisiana insurance affiliates for which he serves as a director.

(8)
AmSouth Bancorporation, AmSouth/Sonat Tower, 1900 Fifth Avenue North, Birmingham, Alabama 35203, has advised the Company that, in its capacity as a holding company, it may be deemed the beneficial owner, as of December 31, 2000, of 5,664,435 shares of Common Stock. AmSouth Bancorporation reported that it has no sole voting or investment power, but has shared voting power with respect to 5,594,758 shares, and shared investment power with respect to 4,349,197 shares. AmSouth Bank, AmSouth/Sonat Tower, Birmingham, Alabama 35203, a subsidiary of AmSouth Bancorporation, has advised the Company that, in its capacity as a bank fiduciary of various trusts and estates, it may be deemed the beneficial owner, as of December 31, 2000, of 5,664,435 shares of Common Stock. AmSouth Bank reported that it has no sole voting or investment power, but has shared voting power with respect to 5,594,758 shares, and shared investment power with respect to 4,349,197 shares. AmSouth Bank has further advised the Company that none of the separate trusts and estates of which it is fiduciary holds as much as 5% of the outstanding shares of Common Stock. AmSouth Bancorporation reported its beneficial ownership as of December 31, 2000 as 8.6%, which it has advised the Company includes beneficial ownership by its subsidiary, AmSouth Bank. The table shows the percentage based on 68,528,795 shares of Common Stock outstanding on March 9, 2001.

(9)
Nicholas Company, Inc., 700 North Water Street, Milwaukee, Wisconsin 53202, has advised the Company that, in its capacity as an investment adviser, it may be deemed the beneficial owner, as of December 31, 2000, of 3,330,640 shares of Common Stock, for which Nicholas Company, Inc. has sole investment power but no voting power. Nicholas Company, Inc. has further advised the Company that none of its separate clients holds as much as 5% of the outstanding shares of Common Stock. Nicholas Company, Inc. reported its beneficial ownership as of December 31, 2000 as 5.06%. The table shows the percentage based on 68,528,795 shares of Common Stock outstanding on March 9, 2001.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Directors and executive officers of the Company are required to file reports with the Securities and Exchange Commission ("SEC") showing changes in their beneficial ownership of Common Stock. We have reviewed copies of these reports and written representations from the individuals who are required to file reports. Based on this review, we believe that each of our directors and executive officers complied with reporting requirements in 2000, with one exception. One report for Mr. Keyes for the acquisition of 237 shares of Common Stock issued to him pursuant to the Protective Life Corporation 1992 Performance Share Plan was inadvertently filed late.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation and Management Succession Committee are Messrs. McMahon (Chairman), Dahlberg, Kuehn, and Yellowlees. None of these individuals has ever been an officer or employee of the Company or any of its subsidiaries or has any other relationship with the Company for which the SEC requires disclosure.

EXECUTIVE COMPENSATION

The following table sets forth certain information regarding the compensation paid to the Chief Executive Officer and each of the four other most highly compensated executive officers of the Company (collectively, the "Named Executives") during or with respect to the last three fiscal years.

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long-Term Compensation
					Awards	Payouts
Name and Principal Position	Year	Salary (1)(2)	Bonus (1)(2)(3)	Other Annual Compensation	Securities Underlying Options/SARs (#)	Long-Term Incentive Plan Payouts (1)(3)(4)		All Other Compensation (5)
Drayton Nabers, Jr.
Chairman of the Board and Chief Executive Officer	2000 1999 1998	$643,333 605,000 575,833	$185,300 707,500 580,000	$0 0 0	0 0 0	$921,896 988,171 1,757,281	(6)	$6,800 4,800 4,800
John D. Johns
President and Chief Operating Officer	2000 1999 1998	460,833 431,667 383,333	88,400 425,300 312,000	0 0 0	50,000 0 0	442,203 360,010 694,052	(6)	6,800 4,800 4,800
R. Stephen Briggs
Executive Vice President	2000 1999 1998	304,167 299,167 295,000	154,300 168,900 206,500	0 0 0	0 0 0	327,807 360,010 694,052	(6)	6,800 4,800 4,800
Jim E. Massengale
Executive Vice President, Acquisitions	2000 1999 1998	316,667 296,667 275,000	176,400 183,800 196,000	0 0 1,890	10,000 0 0	261,476 213,408 413,478	(6)	6,800 4,800 4,800
A. S. Williams III
Executive Vice President, Investments and Treasurer	2000 1999 1998	304,167 298,333 289,167	377,208 455,508 383,263	0 2,324 5,742	0 0 0	305,697 276,502 541,459	(6)	6,800 4,800 4,800
(1)
For further information, see the "Compensation and Management Succession Committee's Report on Executive Compensation."
(2)
Includes amounts that the Named Executives may have voluntarily elected to contribute to the Company's 401(k) and Stock Ownership Plan.
(3)
Includes amounts that the Named Executives may have voluntarily deferred under the Company's Deferred Compensation Plan for Officers.
(4)
For further information, see the "Long-Term Incentive Plan Awards In Last Fiscal Year" table.
(5)
Matching contributions to the Company's 401(k) and Stock Ownership Plan.
(6)
Long-term incentive compensation for 2000 is not yet determinable. The amount shown is the best estimate available as of the date of this Proxy Statement.

The following table sets forth information regarding the stock appreciation rights granted to Named Executives during 2000.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

Individual Grants					Grant Date Value
Name	Number of Securities Underlying Option/SARs (1) (#)	Percent of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	Grant Date Present Value $ (2)
John D. Johns	50,000	23.0%	$22.31	March 6, 2010	$354,000
Jim E. Massengale	10,000	4.6	22.31	March 6, 2010	70,800
(1)
The stock appreciation rights are exercisable after five years (earlier upon the death, disability or retirement of the executive or, in certain circumstances, upon a change in control of the Company). Unexercised rights expire upon termination of employment, and rights exercised within the one-year period prior to termination are recoverable by the Company if the executive becomes employed by a competitor of the Company.
(2)
The stock appreciation rights were valued using a Black-Scholes option pricing model. Expected volatility was assumed to approximately equal that of the S&P Life Insurance Index or 23.65%. Other assumptions include a risk-free rate of 6.5%, a dividend yield of 2.15%, and an expected time of exercise of March 7, 2007.

The following table sets forth the value of the stock appreciation rights held by the Named Executives based upon the value of the Common Stock as of December 31, 2000.

AGGREGATED FY-END OPTION/SAR VALUES

Name	Number of Securities Underlying Unexercised Options/SARs at FY-End (#) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options/SARs at FY-End ($) Exercisable/Unexercisable
Drayton Nabers, Jr.	0/300,000	$0/$4,443,750
John D. Johns	0/200,000	0/2,718,875
R. Stephen Briggs	0/40,000	0/592,500
Jim E. Massengale	0/50,000	0/691,900
A. S. Williams III	0/40,000	0/592,500

In 2000, the Compensation and Management Succession Committee awarded stock appreciation rights (in lieu of performance shares - see the "Compensation and Management Succession Committee Report on Executive Compensation") under the Company's 1997 Long-Term Incentive Plan to the Named Executives as indicated in the table below. These awards are generally payable, if at all, at the time the results of the comparison group of companies for the four-year period ending December 31, 2003 are known.

LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR

			Estimated Future Payouts Under Non-Stock Price-Based Plans (in shares) (3)
	Number of Shares, Units or Other Rights (#) (1)(2)
		Performance or Other Period Until Maturation or Payout
Name			Threshold	Target	Maximum
Drayton Nabers, Jr.	120,080 SARs	December 31, 2003	60,040	150,100	204,136
John D. Johns	78,055 SARs	December 31, 2003	39,028	97,569	132,694
R. Stephen Briggs	19,947 SARs	December 31, 2003	9,974	24,934	33,910
Jim E. Massengale	19,947 SARs	December 31, 2003	9,974	24,934	33,910
A. S. Williams III	19,947 SARs	December 31, 2003	9,974	24,934	33,910
(1)
The stock appreciation rights (SARs) were valued using a Black-Scholes option pricing model. Expected volatility was assumed to approximately equal that of the S&P Life Insurance Index or 23.65%. Other assumptions include a risk-free rate of 6.5%, a dividend yield of 2.15%, and an expected time of exercise of March 7, 2007.

(2)
In the event of a change in control, payment will be made with respect to all outstanding awards based upon performance at the target level (which, for all outstanding awards, is deemed to be at the seventy-fifth percentile) or, if greater, performance as of the December 31 preceding the change in control.

(3)
Award is earned based on comparison of the Company's average return on average equity or total rate of return for a four-year period to a peer group. Below threshold, which is the median of the comparison group, no portion of award is earned.

OTHER PLANS AND ARRANGEMENTS

Retirement Benefits.  The table below illustrates the annual pension benefits payable to executive officers under the Protective Life Corporation Pension Plan. The table also reflects the Excess Benefit Plan that we have established to provide retirement benefits over the Internal Revenue Code limitations. Benefits in the table are not reduced by social security or other offset amounts. Since the benefits shown in the table reflect a straight life form of annuity benefit, if the payment is made in the form of a joint and survivor annuity, the annual amounts of benefit could be substantially below those illustrated.

PENSION PLAN TABLE

	Years of Service
Remuneration	15	20	25	30	35
$150,000 200,000 250,000 300,000 400,000 500,000 750,000 1,000,000 1,250,000 1,500,000 1,750,000 2,000,000	$33,209 45,209 57,209 69,209 93,209 117,209 177,209 237,209 297,209 357,209 417,209 477,209	$44,279 60,279 76,279 92,279 124,279 156,279 236,279 316,279 396,279 476,279 556,279 636,279	$55,349 75,349 95,349 115,349 155,349 195,349 295,349 395,349 495,349 595,349 695,349 795,349	$66,418 90,418 114,418 138,418 186,418 234,418 354,418 474,418 594,418 714,418 834,418 954,418	$77,488 105,488 133,488 161,488 217,488 273,488 413,488 553,488 693,488 833,488 973,488 1,113,488

Compensation covered by the Pension Plan (for purposes of pension benefits) excludes commissions and performance share awards and generally corresponds to that shown under the heading "Annual Compensation" in the Summary Compensation Table. Compensation is calculated based on the average of the highest level of compensation paid during a period of 36 consecutive whole months. Only three Annual Incentive Plan bonuses (whether paid or deferred) may be included in obtaining the average compensation.

The Named Executives and their credited years of service as of March 9, 2001 are provided in the following table.

Name	Years of Service
Drayton Nabers, Jr.	22
John D. Johns	7
R. Stephen Briggs	28
Jim E. Massengale	18
A. S. Williams III	36

Employment Continuation Agreements.  The Company has entered into Employment Continuation Agreements with each of the Named Executives which provide for certain benefits in the event such executive's employment is actually or constructively (by means of a reduction in duties or compensation) terminated following certain events constituting a "change in control." Such benefits include (i) a payment equal to three times the sum of the annual base salary in effect at the time of the change in control and the average Annual Incentive Plan bonus for the three years preceding the change in control; (ii) continuation (for up to twenty-four months) in the Company's hospital, medical, accident, disability, and life insurance plans as provided to the executive immediately prior to the date of his termination of employment; (iii) delivery of an annuity to equal increased benefits under the Pension Plan and the Excess Benefit Plan resulting from an additional three years of credited service (subject to the Pension Plan's maximum on crediting service); and (iv) an additional payment, if necessary, to reimburse the executive for any additional tax (other than normal Federal, state and local income taxes) incurred as a result of any benefits received in connection with the change in control.

COMPENSATION AND MANAGEMENT SUCCESSION COMMITTEE'S
REPORT ON EXECUTIVE COMPENSATION

    The Compensation and Management Succession Committee ("Committee"), which consists solely of independent non-employee directors, has oversight and ultimate control of the compensation paid to the Chief Executive Officer and other officers and employees of the Company and its subsidiaries, whether by salary or under the Company's compensation plans. The Committee has furnished the following report on executive compensation for 2000.

Compensation Policy

    Under the supervision of the Committee, the Company has developed and implemented compensation policies and programs designed to add share-owner value by aligning the financial interests of the Company's executive officers with those of share owners. The strategy of the compensation program is to relate compensation to measurable business objectives and performance, and provide incentives to executives who contribute to the success of the Company. Growth in earnings per share, return on average equity and total rate of return are principal measures of Company performance employed by the Committee.

    The compensation package for the Chief Executive Officer and all other executive officers is comprised of three components: base salary, annual incentive awards and long term equity-based incentives.

Salary

    The Company utilizes an independent compensation consultant to provide competitive compensation data for executive officers. Through the consultant, the Company accesses multiple compensation survey sources to review the pay practices of other life insurance companies and to establish salary ranges for executive officers. Some of the companies in the peer group listed on page 18 are included in the compensation surveys.

    The Committee's compensation strategy for executive officers has generally been to pay salaries at or near the median which, when supplemented by an Annual Incentive Plan award, will produce total cash compensation commensurate with the Company's performance as compared to a peer group of companies.

    Individual competence, length of time within a position, and comparisons to salaries for similar positions in other companies (adjusted for size) help determine where an officer's salary falls within the range. For the Chief Executive Officer, Company performance is also considered by the Committee in setting the appropriate base salary level. No specific weights are given to any of the factors considered by the Committee. Based upon the above factors, the Committee established Mr. Nabers' 2000 base salary at $650,000, effective March 1, 2000.

Annual Incentive Awards

    The Company has had an annual cash bonus plan since 1973. The Annual Incentive Plan ("AIP") was established for the purpose of rewarding, retaining, and providing incentive for outstanding performance for those employees who contribute most to the operating progress of the Company. The AIP is administered by the Committee. Employees are selected and individual bonuses are allotted to them by the Company's executive officers with the approval of the Chief Executive Officer. The Committee sets the total amount of bonuses payable for each year and reviews the methodology used to determine individual bonuses. The Committee specifically reviews and approves the annual bonus paid to each of the executive officers, including the Chief Executive Officer. Currently, there are 301 employees in the AIP, including the Chief Executive Officer. Each employee is assigned a target bonus percentage which ranges from 4% to 75% of salary. The Chief Executive Officer's target bonus percentage was 75% in 2000. Bonus payments, when made, may range from 33% to 200% of the target. The Committee is authorized to determine the exact percentage of AIP bonuses earned and may direct that no AIP bonuses be paid.

    The AIP provides that the Committee may credit annually to an incentive reserve for each fiscal year a provision which may not be more than 5% of the Company's pretax income for that year. In 2000, $5.1 million, or 2.0% of the Company's 2000 pretax income, was credited to the incentive reserve. In any year the Committee may pay any part or all of the incentive reserve as awards. Any part of the incentive reserve which is not paid in any year may remain in the incentive reserve and be carried forward to the next year.

    An individual's AIP bonus is based upon Company performance and, in addition, may also be based upon divisional and/or individual performance criteria specifically related to the officer's responsibilities which are consistent with overall Company objectives. The Chief Executive Officer's AIP bonus is based solely on the Company's achieved earnings per share according to a range fixed for the year at the Committee's March meeting. For the other executive officers, 20% to 100% of their respective AIP bonuses is based upon Company performance, which, for 2000, was measured by the Company's operating earnings per share.

    Under the terms fixed by the Committee, Mr. Nabers would earn a target AIP bonus of 75% of 2000 base salary if the Company's 2000 operating earnings per share were $2.53. A maximum bonus, 200% of target or 150% of Mr. Nabers' 2000 base salary, would be paid if the Company's operating earnings per share were $2.68. A threshold bonus, 33% of target or 25% of Mr. Nabers' base salary, would be paid if the Company's operating earnings per share were $2.38, and no bonus would be paid if the Company's operating earnings per share were below $2.38. The Company's 2000 operating earnings per share (diluted) of $2.39, representing a 14.6% operating return on average equity, resulted in Mr. Nabers earning an AIP bonus of 28.5% of his 2000 base salary, or $185,300.

Stock Incentive Awards

    The Company's Long-Term Incentive Plan (formerly, the Performance Share Plan) was initially adopted in 1973 by share owners to motivate officers and key employees, including the Chief Executive Officer, to focus on the Company's long-range earnings performance, to reward them based on long-range results, and to provide a process by which officers and key employees may increase share ownership in the Company. Under the Long-Term Incentive Plan, officers and key employees of the Company and its subsidiaries, who are determined by the Committee to have a substantial opportunity to influence the long-term growth in profitability of the Company, may be awarded stock-based incentive compensation. In 2000, those selected by the Committee were awarded performance shares, each of which has a potential value equal to the market value of one share of Common Stock at the date payment may be earned. If an award is earned, based on the award conditions determined by the Committee at the time of the award, unless deferment is elected under the Deferred Compensation Plan for Officers, the employee receives payment (in cash approximately equal to the income tax liability on the award and the balance in Common Stock) of all or part of the award four years after the award date.

    With respect to 2000 awards, the number of performance shares awarded was determined by multiplying the employee's award percentage times such employee's base salary plus target AIP bonus, divided by the average share price of Common Stock. Each employee was assigned an award percentage which ranged up to 80% in 2000, to provide long-term compensation which is competitive to that offered to persons performing similar functions at insurance companies of comparable size. Mr. Nabers' 2000 award percentage was 80%. Upon the awarding of performance shares, executive officers, including the Named Executives, were given the opportunity to elect to exchange their performance share awards for awards of stock appreciation rights of equivalent value based on a Black-Scholes option pricing model (see the "Long-Term Incentive Plan - Awards in Last Fiscal Year" table on page 11 for more information). Each performance share was exchangeable for 3.33 stock appreciation rights. The base price of each stock appreciation right is $22.31. The stock appreciation rights are subject to the same performance criteria as the original performance share awards and, if earned, will generally remain exercisable until March 6, 2010. Upon exercise, each stock appreciation right will entitle the holder to the difference, payable in stock (and an amount in cash approximately equal to the income tax liability on the award), between the base price and the value of the Company's Common Stock at the time of exercise. All of the Named Executives elected to exchange their awards for stock appreciation rights. For 2000, a total of 3,330 performance shares and 513,618 stock appreciation rights were awarded to 44 participants including an award of 120,080 stock appreciation rights to Mr. Nabers.

    The criterion for payment of awards is based upon a comparison of the Company's average return on average equity and total rate of return for an award period to that of a comparison group of publicly held life insurance companies, multiline insurers and insurance holding companies during the award period. The criterion provides for payment in the event the Company achieves its comparison levels with respect to either average return on average equity or total rate of return. The comparison group of companies is generally comprised of the Company and the 40 largest publicly held stock life and multiline insurance companies as listed in the National Underwriter, "Insurance Stock Results," each having net worth in excess of $100 million, ranked according to net worth, excluding downstream affiliates of any companies in the comparison group (see page 18). In the event that the Company's four-year results are below the median of the comparison group, no portion of the award is earned. If the Company's four-year results are at the median, 50% of the award is earned. Company results at the top 25% and 10% of the comparison group would result in up to 125% and 170% of the award being earned, respectively, for each executive officer. Mr. Nabers' awards earn out at 125% and 170% at these comparison levels, respectively. If a company in the comparison group is acquired or exits the insurance industry during the award period, such company is ranked below the Company for comparison purposes.

    Results for the award period ending in 2000 will not be known until the 2000 results for the individual companies included in the comparison group are available. Based upon information available as of the date of this Proxy Statement, it is anticipated that the Company's 2000 results will place the Company in the top 15% of the comparison group which will entitle Mr. Nabers to approximately $921,896 in shares of Common Stock and cash as determined by the Committee, representing 155% of his 1997 award of performance shares. $315,053 of this payment, or 34%, would represent appreciation in the market value of Common Stock since the award date.

Stock Appreciation Rights

    During 2000, the Committee decided to make one-time awards totaling 217,500 stock appreciation rights to five executive officers, including two of the Named Executives, and 45 non-executive officers. The purpose of these awards was to assure an overall level of compensation consistent with the Committee's previously stated compensation strategy and to align more fully compensation incentives with the realization of share owner value. The awards were designed to provide additional long-term incentive compensation based solely on the performance of the Company's Common Stock. In addition, a five-year cliff vesting schedule was established (subject to acceleration in the event of death, disability or retirement and, in certain circumstances, a change in control of the Company) in order to strengthen the retention value of such awards. Upon exercise, each stock appreciation right will entitle the holder to the difference, payable in stock (and an amount in cash approximately equal to the income tax liability on the award), between the base price of $22.31 and the value of the Company's Common Stock at the time of exercise. For further information, see the "Option/SAR Grants in Last Fiscal Year" table on page 10.

Limits to Tax Deductibility of Executive Compensation

    Under Section 162(m) of the Internal Revenue Code, Protective may not take tax deductions for amounts greater than $1 million that are paid annually to executives whose pay must be disclosed separately in the Company's Proxy Statement, unless the payments are made under qualifying performance-based compensation plans which meet certain specific requirements. All of the Company's executive compensation plans have been approved by share owners and are designed to comply with these specific requirements. As in all prior years, the Company did not pay any compensation that was non-deductible by reason of Section 162(m) in 2000.

COMPENSATION AND MANAGEMENT SUCCESSION COMMITTEE
John J. McMahon, Jr., Chairman A. W. Dahlberg Ronald L. Kuehn, Jr. Robert A. Yellowlees

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PERFORMANCE COMPARISON

The following graph compares total returns on the Common Stock over the last five fiscal years to the Standard & Poor's 500 Stock Index ("S&P 500") and to a peer comparison group ("Peer Group"). The graph assumes $100 invested on December 31, 1995 and that all dividends were reinvested. Points on the graph represent performance as of the last business day of each of the years indicated.

Comparison of Five-Year Cumulative Total Return Among
Protective Life Corporation, the S&P 500 and a Peer Group

		1995	1996	1997	1998	1999	2000
Protective Life Corporation	Represented by Lines and Squares	$100	$130	$198	$267	$217	$224
S&P 500	Represented by Short Dashes and Diamonds	100	123	164	211	255	232
Peer Group	Represented by Long Dashes and Triangles	100	121	171	207	228	301

The companies included in the Peer Group index are generally the same as those companies included in the Company's 2000 comparison group of companies for awards under the 1997 Long-Term Incentive Plan. The index is generally comprised of the Company and the 40 largest publicly held stock life and multiline insurance companies as listed in the National Underwriter, "Insurance Stock Results," each having net worth in excess of $100 million, ranked according to net worth, excluding downstream affiliates of any companies in the comparison group. The Peer Group excludes ReliaStar Financial Corporation that is included in the Company's 2000 comparison group because it was not publicly held on December 31, 2000. The index weights individual company returns for stock market capitalization. The companies included in the Peer Group index are shown in the table at the top of the following page.

Aetna Inc.
AFLAC, Inc.
Alfa Corporation
Allmerica Financial Corporation
American Annuity Group, Inc.
American General Corporation
American International Group, Inc.
American National Insurance Company
AmerUS Life Holdings, Inc.
Annuity and Life Re (Holdings), Ltd.
Aon Corporation
ARM Financial Group, Inc.
AXA Financial, Inc.
CIGNA Corporation
CNA Financial Corporation
Conseco, Inc.
Delphi Financial Group, Inc.
FBL Financial Group, Inc.
Hartford Financial Services Group, Inc.
Intercontinental Life Corporation

Jefferson-Pilot Corporation
John Hancock Financial Services, Inc.
Kansas City Life Insurance Company
The Liberty Corporation
Liberty Financial Companies, Inc.
Lincoln National Corporation
MetLife, Inc.
The MONY Group Inc.
National Western Life Insurance Company
Nationwide Financial Services, Inc.
Old Republic International Corporation
Penn Treaty American Corporation
Presidential Life Corporation
Protective Life Corporation
StanCorp Financial Group, Inc.
Torchmark Corporation
United Insurance Companies, Inc.
Unitrin Incorporated
Universal American Financial Corporation
UNUMProvident Corporation

The composition of the Peer Group has changed from that used in the previous year's Proxy Statement. ReliaStar Corporation was deleted because it was acquired by another company. Annuity and Life Re (Holdings), Ltd., John Hancock Financial Services, Inc., MetLife, Inc., and Universal American Financial Corporation were added to the Peer Group index because they were among the 40 largest companies. As disclosed in the "Compensation and Management Succession Committee's Report on Executive Compensation," the Company's long-term incentive compensation is based upon comparisons of the Company's average return on average equity (in addition to total return) to that of a comparison group of companies. The following table sets forth the return on average equity and average return on average equity for the Company and the median for the applicable comparison group of companies.

	Protective Life Corporation		Comparison Group Median (1)
Year	ROE (2)	Average ROE (3)	ROE (2)		Average ROE (3)
2000 1999 1998 1997 1996	14.2 15.9 16.8 17.2 16.6%	16.0 16.6 17.1 17.9 18.3%	10.4 10.0 12.0 12.6 11.8	%(4)	7.9 7.7 11.6 10.2 11.7	%(4)
(1)
The median is the middle value in a distribution, above and below which lie an equal number of values. Companies in the comparison group that have been acquired or have exited the insurance industry have been ranked below the median.

(2)
Return on average equity for the year shown. Average equity excludes net unrealized gains and losses on investments.

(3)
Average return on average equity for the four-year award period ending with the year shown.

(4)
The 2000 comparison group median is not yet determinable. The percentage shown is the best estimate available as of the date of this Proxy Statement.

REPORT OF THE AUDIT COMMITTEE

    The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for establishing and maintaining systems of internal controls and for the preparation of the financial statements and other financial information included in the Company's Annual Report. In fulfilling its oversight responsibilities, the Committee reviewed the consolidated financial statements with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

    The Committee reviewed with the independent accountants, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent accountants the auditors' independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board.

    The Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

    In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to shareholder ratification, the selection of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending December 31, 2001.

    At its May 1, 2000 meeting, the Committee approved a revised Audit Committee Charter. At its March 5, 2001 meeting, the Committee reviewed and reaffirmed its approval of the revised Charter. The full text of the revised Audit Committee Charter is attached to this Proxy Statement as Appendix A.

AUDIT COMMITTEE
James S. M. French, Chairman William J. Cabaniss, Jr. Donald M. James J. Gary Cooper H. Corbin Day

FEES FOR PROFESSIONAL SERVICES
OF THE COMPANY'S INDEPENDENT ACCOUNTANTS

During 2000, PricewaterhouseCoopers LLP provided various audit and non-audit services to the Company and its subsidiaries as follows:

a)  Audit Fees:  The Company has been billed or expects to be billed approximately $0.3 million for the audit of the Company's consolidated financial statements for the year ended December 31, 2000, and the review of the consolidated condensed financial statements in the Company's Quarterly Reports on Form 10-Q for fiscal year 2000.

b)  Subsidiary Audit Fees:  The Company has been billed or expects to be billed approximately $1.0 million for audits of the Company's subsidiaries and employee benefit plans, including the audits required by insurance regulatory authorities.

c)  Financial Information Systems Design and Implementation Fees:  NONE.

d)  All Other Fees:  In 2000, the Company was billed $1.9 million for non-audit services, including tax consulting fees of $0.7 million and internal audit fees of $1.0 million.

PROPOSAL 2: RATIFY APPOINTMENT
OF THE COMPANY'S INDEPENDENT ACCOUNTANTS

Upon recommendation of the Audit Committee, which is composed of non-employee directors, the Board of Directors has appointed PricewaterhouseCoopers LLP, a firm of independent public accountants, as independent accountants for the Company and its subsidiaries for 2001. This firm or its predecessor has served as independent public accountants for the Company and its predecessor since 1974. Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting of Share Owners and will have an opportunity to make a statement if they so desire and to respond to appropriate questions by share owners.

In evaluating the selection of PricewaterhouseCoopers LLP as principal independent public accountants for the Company and its subsidiaries, the Audit Committee of the Board of Directors has considered whether the provision of the non-audit services described above is compatible with main-taining the independent public accountant's independence and has determined that such services have not affected PricewaterhouseCoopers LLP's independence. It has reviewed the non-audit services which were performed in 2000 and determined that they were consistent with Company policy. The Audit Committee also has considered generally the non-audit professional services that PricewaterhouseCoopers LLP will likely be asked to provide for the Company during 2001, and the effect which performing such services might have on audit independence.

Vote Required.  The affirmative vote of the holders of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote is required to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS.

OTHER INFORMATION

Annual Reports Available.  A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2000, as filed with the Securities and Exchange Commission, will be furnished without charge to any share owner who requests such report from the Company. Requests for copies should be directed to: Share Owner Relations, Protective Life Corporation, P. O. Box 2606, Birmingham, Alabama 35202, Telephone (205) 868-3573, FAX (205) 868-3541. Copies may also be requested through the Internet from the Company's World Wide Web site (www.protective.com). The Company's Annual Report on Form 10-K is also electronically accessible through the Internet from the "EDGAR Database of Corporate Information" on the Securities and Exchange Commission's World Wide Web site (www.sec. gov).

Share Owner Proposals and Nominations for the 2002 Annual Meeting.  In order to be included in the proxy materials for the Company's 2002 Annual Meeting of Share Owners, any proposals of shareowners intended to be presented at the 2002 Annual Meeting of Share Owners must have been received in written form by the Company's Secretary at the principal office of the Company on or before November 27, 2001. Also, under our By-laws, nominations for director or other business proposals to be addressed at the meeting may be made by a share owner entitled to vote who has delivered a notice to the Company's Secretary no later than the close of business on March 8, 2002 and not earlier than close of business on February 6, 2002. The notice must contain the information required by the By-laws. Copies of our By-laws may be obtained from the Company's Secretary. Requests for copies should be directed to: Corporate Secretary, Protective Life Corporation, P.O. Box 2606, Birmingham, Alabama 35202. These advance notice provisions are in addition to, and separate from, the requirements which a share owner must meet in order to have a proposal included in the Proxy Statement under the rules of the Securities and Exchange Commission.

 APPENDIX A

AMENDED CHARTER OF THE
AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS OF
PROTECTIVE LIFE CORPORATION

Function

The Audit Committee (the "Committee") of the Board of Directors of Protective Life Corporation (the "Corporation") is responsible for overseeing the Corporation's financial reporting and control processes on behalf of the Board of Directors.

Duties and Responsibilities

The Committee shall pursue and carry out its assigned tasks by performing the specific duties and responsibilities outlined below.

I.	Controls
The Committee shall discuss with management and the Corporation's auditors the Corporation's controls relating to:
	-	safeguarding assets
	-	disbursement of funds
	-	preparation of financial statements
	-	possible illegal matters
	-	electronic data processing security
	-	standards of business conduct
	-	political contributions
	-	conflict of interest
	-	litigation and contingent liabilities
II.	Internal Audit
With regard to the Corporation's internal audit functions, the Committee shall:
A.
Oversee the internal audit function. In so doing, the Committee shall meet privately at least once each year with the Outside Auditor to discuss the sufficiency of the internal audit staffing and program. At the discretion of the Committee, the internal audit function may be performed by Outside Auditor under the supervision of management (which may include an internal audit steering committee).
	B.	Review the proposed scope of the internal audit for each year or other period of time deemed appropriate by the Committee.
	C.	Review the results of the internal audit in each year or other period of time deemed appropriate by the Committee.
	D.	Review, outside the presence of management, management's cooperation with the internal audit staff in conducting its audits.
	E.	Review coordination of the internal audit function with the work of the Outside Auditor.
	F.	Review all uncorrected deficiencies in the Corporation's internal procedures and controls reported to the Committee in writing by the internal auditor.
	G.	Maintain procedures whereby the internal auditor may consult directly with the Committee as the internal auditor deems necessary.

III.	Independent Public Accounting Function
With regard to the Corporation's independent auditing function performed by independent public accountants (also referred to as "Outside Auditor"), the Committee shall:
	A.	Evaluate and recommend to the Board of Directors the selection, retention, and, if appropriate, the removal of the Outside Auditor.
	B.	Along with the full Board of Directors of the Corporation, as representatives of share-owners, serve as the body to whom the Outside Auditor is ultimately accountable.
C.
Ensure the receipt from the Outside Auditor of a formal written statement setting forth all relationships between the Outside Auditor and the Corporation, consistent with Independence Standards Board Standard (ISB) No. 1, "Independence Discussions with Audit Committees," review and discuss all non-audit functions performed by the Outside Auditor, the fees earned thereon, and the potential effect of such on the independence of the Outside Auditor, and review and discuss with the Outside Auditor any disclosed relationships or services that may impact the objectivity and independence of the Outside Auditor.
	D.	Review and discuss all audit fees paid or proposed to be paid to the Outside Auditor.
	E.	Take, or recommend that the full Board of Directors of the Corporation take, appropriate action to ensure the independence of the Outside Auditor.
	F.	Before the annual audit, review its scope.
G.
After completion of the annual audit, review with the Outside Auditor all financial statements and footnotes thereto, potential disclosure items, summary of uncorrected misstatements, and their written opinion.
H.
Discuss with the Outside Auditor the Outside Auditor's judgments concerning the quality, not just the acceptability, of accounting principles applied by the Corporation in its financial reporting, including the Outside Auditor's judgments concerning:
1. The clarity of the Corporation's financial disclosures,
2. The degree of aggressiveness or conservatism of the Corporation's accounting principles and underlying estimates, and
3. Other significant decisions made by management in preparing the financial disclosures reviewed by the Outside Auditors.
I.
Review with the Outside Auditor any material change in basic accounting principles or reporting standards which, if used in preparation of the Corporation's financial statements, would result in qualification of the opinion regarding consistency of the application of accounting principles.
	J.	Review the Outside Auditor's internal control recommendations (Management Letter) and management's response thereto.
K.
Review, outside the presence of management and the internal auditor, the adequacy of cooperation by management and the internal auditor with the Outside Auditor in conducting the annual audit and any material disagreements between such accountants and management.
	L.	Review, outside the presence of the Outside Auditor, the competence and performance of the Outside Auditor and its audit team assigned to the Corporation.

IV.	Audit Committee Charter (the "Charter")
	A.	The Committee shall annually review the Charter and assess its adequacy.
B.
The Audit Committee shall cause the proxy statement to contain a statement that the Committee has adopted a formal written charter and a statement which expresses the conclusion of the Committee concerning whether or not the Committee has satisfied its responsibilities under the Charter for the prior year.
C.
No less frequently than every three years the Committee shall cause the Charter to be disclosed in either the annual report of the Corporation or its proxy statement; provided however, that upon any significant amendment of the Charter, the Committee shall cause the Charter so amended to be disclosed in either the next following annual statement or the next following proxy statement.

Membership

The Committee shall be composed of not less than three (3) directors each of whom is independent. Members of the Committee shall be considered independent if they have no relationship to the Corporation that may interfere with the exercise of their independence from management and the Corporation. Examples of such relationships include: a director being employed by the Corporation or any of its affiliates for the current year or any of the past five years; a director accepting any compensation from the Corporation or any of its affiliates other than compensation for board service or benefits under a tax-qualified retirement plan; a director being a member of the immediate family of an individual who is, or has been in any of the past five years, employed by the Corporation or any of its affiliates as an executive officer; a director being a partner in, or a controlling shareholder or an executive officer of, any for-profit business organization to which the Corporation made, or from which the Corporation received, payments that are or have been significant to the Corporation or business organization in any of the past five years; a director being employed as an executive of another company where any of the Corporation's executives serves on that company's compensation committee.

Each member of the Committee must be financially literate. "Financial literacy" means the ability to read and understand fundamental financial statements, including the Corporation's balance sheet, income statement and cash flow statement. At least one Committee member must possess accounting or related financial management expertise.

The Committee and its Chairman shall be appointed annually by the Board of Directors of the Corporation.

Meetings

In carrying out its duties and responsibilities, the Committee will meet at such times and with such persons, including representatives of the Outside Auditor, the internal auditor and financial officers of the Corporation, as the Committee deems appropriate.

Without limiting the discretion of the Committee to meet more or less frequently or at different times on such matters as circumstances warrant, it is anticipated that generally the Committee should meet in accordance with the schedule attached hereto as Exhibit A.

The Committee shall report its findings on the foregoing items and all actions taken by the Committee at the Board of Directors meeting next following each Committee meeting.

Meetings of the Committee may be called by the Chief Executive Officer, the Chairman of the Committee, or any two (2) members of the Committee. A majority of the members of the Committee shall constitute a quorum for the transaction of any business by the Committee. The act of a majority of the directors serving at any meeting of the Committee at which a quorum is present shall be the act of the Committee.

In addition, the Chairman and members of the Committee may meet informally or by telephone or may confer with management, internal audit staff, representatives of the Outside Auditor or other counsel or advisors as the Committee or its chairman deems appropriate, including without limitation meetings and conferences about interim financial reporting.

-END-

EXHIBIT A
TO THE AMENDED CHARTER OF THE
AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF
PROTECTIVE LIFE CORPORATION

At the March meeting:

1.	After completion of the annual audit, review with the independent accountants all financial statements and footnotes thereto, potential disclosure items, summary of uncorrected misstatements, and their written opinion. (III.G.)
2.
Discuss with the Outside Auditor the Outside Auditor's judgments concerning the quality, not just the acceptability, of accounting principles applied by the Corporation in its financial reporting, including the Outside Auditor's judgments concerning:
	1.	The clarity of the Corporation's financial disclosures;
	2.	The degree of aggressiveness or conservatism of the Corporation's accounting principles and underlying estimates; and
	3.	Other significant decisions made by management in preparing the financial disclosures reviewed by the Outside Auditors. (III.H.)
3.
Review with the Outside Auditors any material change in basic accounting principles or reporting standards which, if used in preparation of the Corporation's financial statements, would result in qualification of the opinion regarding consistency of the application of accounting principles. (III.I.)
4.	Review and discuss all audit fees paid or proposed to be paid to the Outside Auditor. (III.D.)
5.	Review, outside the presence of the Outside Auditor, the competence and performance of the Outside Auditor and its audit team assigned to the Corporation. (III.L.)
6.
Review, outside the presence of management and the internal auditor, the adequacy of cooperation by management and the internal auditor with the Outside Auditors in conducting the annual audit and any material disagreements between such accountants and management (III.K.) and reiterate that the Outside Auditor is accountable to the Committee and the Board.
7.	Evaluate and recommend to the Board of Directors the selection, retention, and, if appropriate, the removal of the Outside Auditor. (III.A.)

At the May meeting:

1.	The Committee shall discuss with management and the Corporation's auditors the Corporation's controls relating to:
	-	safeguarding assets
	-	disbursement of funds
	-	preparation of financial statements
	-	possible illegal matters
	-	electronic data processing security (I. partial)
2.	Review the independent accountants' internal control recommendations (Management Letter) and management's response thereto. (III.J.)
3.	Review the Charter of the Audit Committee and assess its adequacy. (IV.A.)
4.	Review any exception items relating to internal audit.

At the proposed new meeting (same day as the July F&I Committee meeting):

1.	Review the results of the internal audit in each year or other period of time deemed appropriate by the Committee. (II.C.)
2.	Review all uncorrected deficiencies in the Corporation's internal procedures and controls reported to the Committee in writing by the internal auditor (II.F.)
3.
Review, outside the presence of management, the sufficiency of the internal audit staffing and program and management's cooperation with the internal audit staff in conducting its audits. (II.A. and II.D.)
4.	Review, outside the presence of the internal auditors, the sufficiency of the internal audit personnel. (II.A.)

At the November meeting:

1.	The Committee shall discuss with management and the Corporation's auditors the Corporation's controls relating to:
	-	standards of business conduct
	-	conflict of interest
	-	litigation and contingent liabilities (I. partial)
2.	Review the proposed scope of the internal audit for each year or other period of time deemed appropriate by the Committee. (II.B.)
3.
Ensure the receipt from the Outside Auditor of a formal written statement setting forth all relationships between the Outside Auditor and the Corporation, consistent with Independence Standards Board Standard (ISB) No. 1, "Independence Discussions with Audit Committees," review and discuss all non-audit functions performed by the independent accountants, the fees earned thereon, and the potential effect of such on the independence of the independent accountants, and review and discuss with the Outside Auditor any disclosed relationships or services that may impact the objectivity and independence of the Outside Auditor. (III.C.)
4.	Take, or recommend that the full Board of Directors of the Corporation take, appropriate action to ensure the independence of the Outside Auditor. (III.E.)
5.	Review coordination of the internal audit function with the work of the Outside Auditor. (II.E.)
6.	Before the annual audit, review its scope. (III.F.)

In any meeting, as information is available to report by Management:

    The Committee shall discuss with management the Corporation's activities relating to political contributions.

To be documented by memorandum from Chairman:

    The Committee shall maintain procedures whereby the internal auditor may consult directly with the Committee as the internal auditor deems necessary. (II.G.)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 and 2.

1.	ELECTION OF DIRECTORS	FOR all nominees listed below	/ /	WITHHOLD AUTHORITY to vote for all nominees listed below	/ /	*EXCEPTIONS	/ /

Nominees: William J. Cabaniss, Jr., Drayton Nabers, Jr., John J. McMahon, Jr., A. W. Dahlberg, James S. M. French, Robert A. Yellowlees, John D. Johns, Donald M. James, J. Gary Cooper, H. Corbin Day

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

*Exceptions

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants.
	FOR / /	AGAINST / /	ABSTAIN / /

Note: The persons named above as proxies are authorized to vote in accordance with their own judgment upon such other business as may properly come before the meeting.

            Change of Address and
            or Comments Mark Here

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER SPECIFIED ABOVE BY THE UNDERSIGNED. IF NO DIRECTION IS MADE WITH RESPECT TO A PROPOSAL, THIS PROXY WILL BE VOTED "FOR" SUCH PROPOSAL.
Dated	, 2001

Signature
Signature
Votes must be indicated (X) in Black or Blue ink. /x/

Please sign exactly as your name appears hereon, date, and return promptly in the enclosed prepaid envelope

PROTECTIVE LIFE CORPORATION
Post Office Box 2606
Birmingham, Alabama 35202
P R O X Y
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints Drayton Nabers, Jr., John D. Johns, and Deborah J. Long, and each of them, with power of substitution, as proxies to represent and vote on behalf of the undersigned all shares of Common Stock of Protective Life Corporation which the undersigned is entitled to vote on all matters (unless otherwise indicated on the reverse side) which may come before the Annual Meeting of Share Owners to be held at the principal office of the Company, 2801 Highway 280 South, Birmingham, Alabama 35223 on Monday, May 7, 2001 at 10:00 a.m., CDT, and at any adjournments of the meeting. All prior proxies given with respect to the voting of such shares at the Annual Meeting are revoked.

THIS PROXY IS CONTINUED ON THE REVERSE SIDE.
PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.

                          PROTECTIVE LIFE CORPORATION
                          C/O THE BANK OF NEW YORK
                          P. O. BOX 11103
                          NEW YORK, NY 10203-0103

QuickLinks

NOTICE OF ANNUAL MEETING OF SHARE OWNERS
TABLE OF CONTENTS
PROXY STATEMENT
GENERAL INFORMATION ABOUT VOTING
PROPOSAL 1: ELECTION OF DIRECTORS
ABOUT THE BOARD OF DIRECTORS AND ITS COMMITTEES
DIRECTOR'S COMPENSATION
SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND PRINCIPAL SHARE OWNERS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
EXECUTIVE COMPENSATION
OTHER PLANS AND ARRANGEMENTS
COMPENSATION AND MANAGEMENT SUCCESSION COMMITTEE'S REPORT ON EXECUTIVE COMPENSATION
PERFORMANCE COMPARISON
REPORT OF THE AUDIT COMMITTEE
FEES FOR PROFESSIONAL SERVICES OF THE COMPANY'S INDEPENDENT ACCOUNTANTS
PROPOSAL 2: RATIFY APPOINTMENT OF THE COMPANY'S INDEPENDENT ACCOUNTANTS
OTHER INFORMATION
APPENDIX A
AMENDED CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF PROTECTIVE LIFE CORPORATION